SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 27, 2006

INFORTE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29239	36-3909334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

500 N. Dearborn, Suite 1200
Chicago, Illinois	60610
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (312) 540-0900

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        The Inforte Corp. Compensation Committee approved on July 27, 2006 a 2006 cash bonus plan for Stephen Mack, Chief Executive Officer, and Nick Heyes, Chief Financial Officer.  The 2006 annual cash bonus target for each of Mr. Mack and Mr. Heyes will be $250,000.  Award of the bonus for each officer will be determined based on qualitative and quantitative factors relating to corporate and personal goals to be developed by the Committee. The final bonuses for Mr. Mack and Mr. Heyes will be determined at the end of Inforte Corp.‘s fiscal year, with final bonus amounts potentially more or less than the targets. The Compensation Committee also approved a cash bonus to Mr. Heyes of $33,230 for the second 2006 fiscal year quarter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORTE CORP.
August 3, 2006	By: /s/ Nick Heyes
Nick Heyes
Chief Financial Officer